SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 17, 2008

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Facility

On July 17, 2008, Ingram Micro Inc. (“Ingram Micro”) entered into a credit agreement (the “Credit Agreement”) with The Bank of Nova Scotia, as administrative agent, ABN Amro Bank N.V. and BNP Paribas, as co-syndication agents, and various other lenders.  The Credit Agreement provides for a $250 million senior unsecured term loan facility, available to be borrowed at any time during the next 90 days.  Ingram Micro expects to borrow the initial $250 million under the term loan facility promptly, and in any event by the end of July 2008.  Subject to certain conditions, Ingram Micro may increase the outstanding amount of loans up to $350 million.

The term loans mature on August 23, 2012.  A portion of the outstanding amount is subject to mandatory repayment on a quarterly basis, beginning November 23, 2009.  The interest rate on the term loans is based on LIBOR, plus a predetermined margin that is based on Ingram Micro’s debt ratings and leverage ratio.  Ingram Micro will pay a commitment fee of 0.25% per annum on the initial amount of $250 million until the term loans are borrowed.  The Credit Agreement contains certain negative covenants, including restrictions on funded debt and interest coverage.  The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default.  The proceeds of the term loans can be used for general corporate purposes (including refinancing existing indebtedness and funding working capital).

The description of the provisions of the Credit Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

Amendment to Revolving Credit Facility

Also on July 17, 2008, in connection with entering into the term loan Credit Agreement described above, Ingram Micro entered into an amendment to its existing $275 million revolving senior unsecured credit facility dated as of August 23, 2007.  The amendment conformed certain provisions describing debt Ingram Micro is permitted to incur to the comparable provisions included in the term loan Credit Agreement.

The description of the amendment set forth above is qualified in its entirety by reference to the full and complete terms contained in the amendment, which is filed as Exhibit 10.2 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of July 17, 2008.

10.2	Amendment No. 1, dated as of July 17, 2008, to Credit Agreement dated as of August 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Senior Vice President, Secretary and General Counsel

Date:                      July 21, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of July 17, 2008.

10.2	Amendment No. 1, dated as of July 17, 2008, to Credit Agreement dated as of August 23, 2007.